Exhibit 10.2

Execution Version

AMENDMENT TO CREDIT AGREEMENT

This AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of May 2, 2024, is made and entered into by and among FUELCELL ENERGY FINANCE HOLDCO, LLC, a Delaware limited liability company (the “Borrower”) each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and LIBERTY BANK, a mutual savings bank, (the “Administrative Agent” and “Lead Arranger”).

RECITALS

WHEREAS, the Borrower, the Lenders party thereto, and Administrative Agent, entered into that certain Credit Agreement dated as of August 18, 2023 (as amended hereby and as from time to time amended, restated, amended and restated or otherwise modified, the “Credit Agreement”);

WHEREAS, Borrower has requested that Administrative Agent amend various financial reporting covenants and certain financial covenants and Administrative Agent is willing to amend the same on the terms and conditions set forth herein; and

WHEREAS, Borrower, Lenders and Administrative Agent desire to amend the Credit Agreement to reflect the amended financial reporting covenants and financial covenants as set forth herein below in each case, on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.1Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same definitions assigned to such terms in the Credit Agreement, as amended hereby.

ARTICLE II

Amendments to the Credit Agreement

Section 2.1Section 1.01 of the Credit Agreement is hereby amended as follows:

The definition of “Measurement Period” is hereby deleted in its entirety and replaced with the following:

“Measurement Period” means, at any date of determination (except as otherwise set forth in this definition), the most recently completed four (4) fiscal quarters of Borrower; provided, however, that (i) for the date of determination that occurs on June 30, 2024, “Measurement Period” means the most recently completed two (2) fiscal quarters of the Borrower, and (ii) for the date of determination that occurs on September 30, 2024, “Measurement Period” means the most recently completed three (3) fiscal quarters of the Borrower.

Section 2.2Subsections 6.01(a) through (g) of the Credit Agreement are hereby deleted in their entirety and replaced with the following:

(a)Intentionally deleted.

(b)as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of FCE (commencing with the fiscal year ended October 31, 2023), a consolidated balance sheet of FCE and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, consolidated changes in shareholders’ equity and consolidated cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared on an accrual basis in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders (it being acknowledged that KPMG is acceptable to the Required Lenders), which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(c)as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of Tax Equity Holdco (commencing with the fiscal year ended December 31, 2023), a consolidated balance sheet of Tax Equity Holdco and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, consolidated changes in shareholders’ equity and consolidated cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared on an accrual basis in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders (it being acknowledged that KPMG is acceptable to the Required Lenders), which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(d)as soon as available, and in any event no later than sixty (60) days after the end of each fiscal quarter, a reasonably detailed operating report for the previous fiscal quarter, which shall include reasonably detailed information with respect to each Project including a (i) quarterly or monthly and (ii) year-to-date line item comparison of actual operating and financial results to the current budget, and shall be consistent with the sample operating report provided by the Borrower to the Lenders prior to the Closing Date;

(e)as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of FCE (commencing with the fiscal quarter ended January 31, 2024), a consolidated balance sheet of FCE and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal quarter and for the portion of FCE’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such statements to be certified by the chief executive officer, chief financial officer, treasurer or controller who is a Responsible Officer of FCE as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of FCE and its Subsidiaries, subject only to normal year-end audit adjustments and the absence of footnotes;

(f)as soon as available, but in any event within sixty (60) days after the end of each of each fiscal quarter of each fiscal year of Tax Equity Holdco (commencing with the fiscal quarter ended March 31, 2024), a consolidated balance sheet of Tax Equity Holdco and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal quarter and for the portion of Tax Equity Holdco’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such statements to be certified by the chief executive officer, chief financial officer, treasurer or controller who is a Responsible Officer of Tax Equity Holdco as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Tax Equity Holdco and its Subsidiaries, subject only to normal year-end audit adjustments and the absence of footnotes; and

(g)as soon as available, but in any event within fifteen (15) days of filing, copies of the state and federal tax returns of Tax Equity Holdco.

Section 2.3A new Subsection 6.02(h) of the Credit Agreement is hereby added as follows:

(h)within thirty (30) days after the end of each fiscal quarter of Borrower, commencing with the fiscal quarter ending April 30, 2024, a report of monthly megawatt production, performance of the facility, and reserve funding, which schedule shall be in form and content reasonably satisfactory to Administrative Agent.

Section 2.4Section 7.13 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a)Senior Debt Service Coverage Ratio. Permit the Senior Debt Service Coverage Ratio to be less than 1.20:1.00, as of the end of each fiscal quarter of Borrower, determined for the Measurement Period applicable to such fiscal quarter as set forth in the definition of Measurement Period.

(b)Total Debt Service Coverage Ratio. Permit the Total Debt Service Coverage Ratio to be less than 1.10:1.00, as of the end of each fiscal quarter of Borrower, determined for the Measurement Period applicable to such fiscal quarter as set forth in the definition of Measurement Period.

(c)FCE Capital Contributions.

If, either the Senior Debt Service Coverage Ratio or the Total Debt Service Coverage Ratio at the end of any fiscal quarter of Borrower would be less than the amounts required in subsection (a) or (b) above respectively, FCE, at its sole option (and not obligation), may make a cash capital contribution to Borrower at any time during or prior to the end of the applicable fiscal quarter of Borrower and, in such case, such cash capital contribution shall be added to and included as part of the numerator in calculating each of the Senior Debt Service Coverage Ratio and Total Debt Service Coverage Ratio for such applicable fiscal quarter of Borrower and only for such fiscal quarter, and shall not be used or counted for any purpose other than calculating such ratio for such quarter; provided, however, that Borrower shall not be permitted to include cash capital contributions of FCE in the calculation of Senior Debt Service Coverage Ratio and the Total Debt Service Coverage Ratio as provided for in this subsection (c) more, in the aggregate, than two (2) times in any fiscal year of Borrower and more than four (4) times during the term of this Loan.

ARTICLE III

Conditions Precedent

Section 3.1Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless expressly waived by Administrative Agent in its sole and absolute discretion, upon which this Amendment shall be effective (the “First Amendment Effective Date”):

(a)Administrative Agent shall have received a counterpart to this Amendment duly executed by the Lenders constituting the Required Lenders, and the Borrower;

(b)Each of the representations and warranties of the Borrower contained the Credit Agreement are true and correct in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of the date of this Amendment, except to the extent any such representation or warranty expressly relates to an earlier date, in which case it shall be true and correct in all material respects on and as of such earlier date;

(c)No Default or Event of Default shall have occurred and be continuing, after giving effect to the consummation of the Amendment;

(d)Administrative Agent shall have received reimbursement from the Borrower for all of the Administrative Agent’s reasonable costs and expenses incurred in connection with this Amendment and the Credit Agreement, except to the extent otherwise agreed by the Administrative Agent.

ARTICLE IV

Ratifications, Representations, Warranties, Acknowledgments and Covenants

Section 4.1Ratifications by Borrower. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect. The Credit Agreement as amended by this Amendment shall continue to be legal, valid, binding and enforceable in accordance with its terms. Renewal and Extension of Security Interests and Liens. The Borrower hereby (a) renews and affirms the Liens created and granted in the Credit Agreement and the Loan Documents (as defined in the Credit Agreement), and (b) agrees that this Amendment shall in no manner affect or impair the Liens securing the Obligations, and that such Liens shall not in any manner be waived, the purposes of this Amendment being to modify the Credit Agreement as herein provided, and to carry forward all Liens securing the same, which are acknowledged by Borrower to be valid and subsisting.

Section 4.3Representations and Warranties. Borrower represents and warrants to the Administrative Agent and each Lender that (a) the execution, delivery and performance of this Amendment and any and all Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite entity action on the part of such Borrower and will not violate the organizational documents of such Borrower or any agreement to which such Borrower is a party, (b) all representations and warranties of the Borrower contained herein or in the Credit Agreement or any Loan Document are true and correct in all material respects (except to the extent already qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects (except to the extent already qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made, (c) after giving effect to this Amendment, no Default or Event of Default under the Credit Agreement has occurred and is continuing, and (d) Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby.

ARTICLE V

Miscellaneous

Section 5.1Survival of Representations and Warranties.  All representations and warranties made in the Credit Agreement or any Loan Document, including without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the Loan Documents, and no investigation by Lender or any closing shall affect such representations and warranties or the right of Lender to rely thereon. This Amendment constitutes a Loan Document.

Section 5.2Reference to Credit Agreement.  Each of the Loan Documents and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

Section 5.3Fees and Expenses of Administrative Agent and Lenders. Borrower agrees to pay as a condition precedent to the effectiveness of this Amendment and thereafter upon demand therefor, and in any event within five (5) Business Days from such demand, all reasonable costs and expenses incurred by Administrative Agent and each Lender directly in connection with the preparation, negotiation and execution of this Amendment and the Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Administrative Agent and each Lender’s legal counsel, and all costs and expenses incurred by Administrative Agent and such Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any Loan Document, including, without limitation, the reasonable costs and fees of Administrative Agent and each Lender’s legal counsel.

Section 5.4Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 5.5Governing Law; Consent to Jurisdiction; Exclusive Venue; Waiver of Jury Trial. The governing law, submission to jurisdiction, waiver of venue, and service of process provisions contained in Section 10.14 of the Credit Agreement are hereby incorporated by reference mutatis mutandis.

Section 5.6RELEASE OF CLAIMS. TO INDUCE ADMINISTRATIVE AGENT AND EACH LENDER TO ENTER INTO THIS AMENDMENT, BORROWER VOLUNTARILY, KNOWINGLY AND UNCONDITIONALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES ADMINISTRATIVE AGENT, EACH LENDER AND EACH OF THE ADMINISTRATIVE AGENT’S AND THE LENDERS’ RESPECTIVE PREDECESSORS, OFFICERS, MANAGERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS, REPRESENTATIVES, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ANY AND ALL LIABILITIES, CLAIMS, DEMANDS, DAMAGES, EXPENSES, ACTIONS, OR CAUSES OF ACTION OF ANY KIND OR NATURE (IF THERE BE ANY), WHETHER ABSOLUTE OR CONTINGENT, DISPUTED OR UNDISPUTED, AT LAW OR IN EQUITY, OR KNOWN OR UNKNOWN, THAT BORROWER NOW HAS OR EVER HAD AGAINST ANY OF THE RELEASED PARTIES ARISING UNDER OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS OR OTHERWISE,  INCLUDING,

WITHOUT LIMITATION, ANY SUCH LIABILITIES, CLAIMS, DEMANDS, DAMAGES, EXPENSES, ACTIONS, OR CAUSES OF ACTION ARISING OUT OF OR RELATING TO A CLAIM OF BREACH OF CONTRACT, FRAUD, LENDER LIABILITY OR MISCONDUCT, BREACH OF FIDUCIARY DUTY, USURY, UNFAIR BARGAINING POSITION, UNCONSCIONABILITY, VIOLATION OF LAW, NEGLIGENCE, ERROR OR OMISSION IN ACCOUNTING OR CALCULATIONS, MISAPPROPRIATION OF FUNDS, TORTIOUS CONDUCT OR RECKLESS OR WILLFUL MISCONDUCT. BORROWER REPRESENTS AND WARRANTS TO ADMINISTRATIVE AGENT AND THE LENDERS THAT IT HAS NOT TRANSFERRED OR ASSIGNED TO ANY PERSON ANY CLAIM THAT IT EVER HAD OR CLAIMED TO HAVE AGAINST ANY RELEASED PARTY.

Section 5.7Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, and legal representatives, and, for purposes of Section 5.6, each of the Released Parties that are not party hereto is deemed to be an express third-party beneficiary of this Amendment; provided, that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each Lender.

Section 5.8Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Any signature delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

Section 5.9Effect of Waiver. No consent or waiver, express or implied, by Administrative Agent or any Lender to or for any breach of or deviation from any covenant, condition or duty by Borrower, shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

Section 5.10Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 5.11Conflicting Provision. If any provision of the Credit Agreement as amended hereby conflicts with any provision of any Loan Document, the provision in the Credit Agreement shall control.

Section 5.12ENTIRE AGREEMENT. THIS AMENDMENT, THE CREDIT AGREEMENT AND ALL LOAN DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH AND PURSUANT TO THIS AMENDMENT AND THE CREDIT AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

FUELCELL ENERGY FINANCE HOLDCO, LLC

By:	FuelCell Energy Finance, LLC
Its:	Sole Member
	By:	FuelCell Energy, Inc.
	Its:	Sole Member

	By:	/s/ Michael S. Bishop
	Name:	Michael S. Bishop
	Title:	Senior Vice President and
Chief Financial Officer

(Signature Page to Amendment Credit Agreement)

LIBERTY BANK,
as Administrative Agent and Lead Arranger

By:	/s/ Daniel Longo
Name:	Daniel Longo
Title:	First Vice President

LIBERTY BANK,
as a Lender

By:	/s/ Daniel Longo
Name:	Daniel Longo
Title:	First Vice President

AMALGAMATED BANK,
as a Lender

By:	/s/ Collin Hooper
Name:	Collin Hooper
Title:	First Vice President

(Signature Page to Amendment Credit Agreement)